Saks Incorporated

Performance Unit Award Agreement

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This is a Performance Unit Award Agreement between Saks Incorporated (the “Company”) and the individual who has executed this Performance Unit Award Agreement above the “Award Holder signature” line (the “Award Holder”). The term “this Agreement” means this Performance Unit Award Agreement and each Award Supplement (defined in paragraph 1 of this Agreement) relating to this Agreement.

Preliminary Statement

This Agreement is made pursuant to the Company’s 2004 Long-Term Incentive Plan (the “Plan”). Capitalized terms used but not defined in this Agreement are defined in the Plan as amended after the date of this Agreement.

Terms and Conditions

The Company and the Award Holder agree as follows:

1. Performance Unit Awards. This Agreement is the agreement referred to in section 9 of the Plan. For each of the Company’s performance unit awards to the Award Holder pursuant to the Plan, this Agreement, the Plan, and each Award Supplement to this Agreement, which need not be signed by the Award Holder, will govern. The performance units awarded by the Company to the Award Holder pursuant to the Plan together are referred to as the “Performance Units.” The Company will evidence each award of Performance Units by a separate Supplement to Performance Unit Award Agreement to be attached to this Agreement from time to time (each an “Award Supplement” and together the “Award Supplements”). Award Supplements will indicate the number of Performance Units awarded to the Award Holder and the restrictions that are applicable to the Performance Units awarded. This Agreement governs all Performance Units awarded to the Award Holder prior to, on, or after the date of this Agreement, and all Award Supplements, whenever delivered to the Award Holder, are incorporated into and form a part of this Agreement.

2. Restrictions; Forfeiture.

(a) Each award of Performance Units is subject to each of the following restrictions until the vesting conditions described on the Award Supplement applicable to the award have been satisfied or the restrictions have otherwise expired or terminated. Failure to satisfy the vesting conditions by the times specified on the Award Supplement will result in the forfeiture of the number of unvested Performance Units specified on the Award Supplement. Unvested Performance Units may not be sold, transferred, exchanged, assigned, pledged, hypothecated, or otherwise encumbered. If the Award Holder’s employment with the Company or any affiliate terminates for any reason other than as provided in subparagraphs (b) or (c) of paragraph 3 of this Agreement, then the Award Holder will forfeit all of the Award Holder’s right, title, and interest in and to the then-unvested Performance Units as of the date of employment termination, and the unvested Performance Units will revert to the Company immediately following the event of forfeiture.

(b) The Award Holder will forfeit all unearned or unpaid awards of Performance Units, including, but not by way of limitation, awards earned but not yet paid

Exhibit 10.1

if (i) the Award Holder, without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, or otherwise in any business or activity determined by the Committee, in its sole discretion, to be competitive with any business or activity conducted by the Company or any of its subsidiaries; or (ii) the Award Holder performs any act or engages in any activity that in the opinion of the Chief Executive Officer of the Company is inimical to the best interests of the Company.

(c) If within six months following the Award Holder’s termination of employment the Award Holder, without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, or otherwise in any business or activity determined by the Committee, in its sole discretion, to be competitive with any business or activity conducted by the Company or any of its subsidiaries, the Award Holder will be required to pay to the Company an amount in cash equal to the value of any Performance Unit awards that vested on or after, or within six months prior to, the Award Holder’s termination of employment, which value will be determined as of the date of vesting.

3. Expiration and Termination of Restrictions. The restrictions imposed by paragraph 2 of this Agreement on each award of Performance Units will expire on the earliest to occur of the following (the period prior to the expiration of the award being the “Restricted Period”):

(a) upon the achievement of the performance objectives and the passage of time, if any, as provided in the Award Supplement for the award;

(b) on the date of termination of the Award Holder’s employment by reason of death, disability, or retirement (in the case of disability or retirement, as determined by the Company), but only to the extent the Performance Units have been earned under the applicable performance objectives as determined by the Committee as of the date of termination (ignoring for this purpose all passage-of-time requirements); and

(c) subject to section 18 of the Plan, upon the occurrence of a Change in Control and, if applicable, the termination of the Award Holder’s employment or service within two years following the occurrence of the Change in Control.

4. Settlement of Performance Units. All Performance Units will be converted to cash as soon as practicable following the effect dates of the award specified in the Award Supplements. Cash in payment of the Performance Units for which the Restricted Period has ended will be paid to the Award Holder or the Award Holder’s designee upon request, according to the schedule set forth in the Supplement.

5. No Right of Continued Employment. Nothing in this Agreement will interfere with or limit in any way the right of the Company or any affiliate to terminate the Award Holder’s employment at any time, nor confer upon the Award Holder any right to continue in the employ of the Company or any affiliate.

6. Payment of Taxes.

If at any time the law requires the Company to withhold federal, state, or local taxes of any kind (including the Award Holder’s FICA obligation) on behalf of the Award Holder as a result of the award of the Performance Units, the Award Holder agrees to pay the required withholding amount to the Company no later than the date due, or to make other arrangements satisfactory to the Company regarding payment of the withholding amount. The obligations of the Company under this Agreement will be conditional on the Award Holder’s compliance with these withholding payment requirements, and the Company and its affiliates will, to the extent permitted by law, have the right to deduct withholding amounts from any payment of any kind otherwise due to the Award Holder.

7. Amendment. This Agreement may not be modified, amended, or waived in any manner except in writing signed by the Company and the Award Holder. The waiver by the Company or the Award Holder of compliance with any provision of this Agreement will not operate or be construed as a waiver of any other provision of this Agreement or any subsequent breach of a provision of this Agreement.

8. The Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Agreement, and this Agreement will be governed by and construed in accordance with the Plan. If any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement occurs, the provisions of the Plan will be controlling and determinative.

9. Successors. This Agreement will be binding upon any successor of the Company, in accordance with the terms of this Agreement and the Plan.

10. Severability. If any one or more of the provisions contained in this Agreement are invalid, illegal, or unenforceable, the other provisions of this Agreement will be construed and enforced as if the invalid, illegal, or unenforceable provision had never been included.

11. Notice. Notices and communications under this Agreement must be in writing and delivered personally, by overnight courier, or by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:

Human Resources Department

Saks Incorporated

12 East 49th Street, 4th Floor

New York, NY 10017

Attn: Sr. Stock Plan Administrator

or any other address designated by the Company in a written notice to the Award Holder. Notices to the Award Holder will be directed to the address of the Award Holder then currently on file with the Company, or at any other address given by the Award Holder in a written notice to the Company.

12. Administration. The authority to manage and control the operation and administration of this Agreement will be vested in the Committee. The Committee will have all powers with respect to this Agreement that it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.

13. Governing Law. Tennessee law will govern the interpretation, performance, and enforcement of this Agreement.

Saks Incorporated

By:

Christine A. Morena

Executive Vice President

Human Resources & Strategic Planning

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Award Holder Signature

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Award Holder Name